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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest Event reported):  October 16, 1998
                                                        ----------------


                          EURO TECH HOLDINGS COMPANY LIMITED
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                (Exact Name of Registrant as specified in its Charter)


   British Virgin Islands                0-22113               Not Applicable
----------------------------       ---------------------    --------------------
(State or other Jurisdiction       (Commission File No.)    (IRS Employee
 of Incorporation)                                           Identification No.)



                             18 F Gee Chang Hong Centre,
                          65 Wong Chuk Hang Road, HONG KONG
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                       (Address of Principal Executive Offices)



                                  011-852-2814-0311
             ------------------------------------------------------------
                 (Registrant's telephone number including area code)


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Item 5.   Other Events

     On October 16, 1998, the Registrant repurchased a portion of the Underwriter's Warrant originally issued to May Davis Group, Inc. ("May"), the Underwriter of the Registrant's initial public offering. The Underwriter's Warrant entitled May, among other things, the right to acquire up to 60,000 shares of the Company's common stock $.01 par value (the "Shares"), and/or up to 60,000 redeemable common stock purchase warrants (the "Public Warrants"); together with the shares (the "Securities") as follows: $.2475 per Public Warrant exercisable at $5.50 per share (the "Public Warrant Exercise Price") and 60,000 Warrants exercisable at $8.25 per share. The Company purchased from May, May's right to obtain all such 60,000 Public Warrants and said right to thereby acquire 60,000 shares at an exercise price of $5.50 and any and all rights, and powers granted to May pursuant to the Underwriter's Warrant relating to the Public Warrants and the Shares in consideration of the sum of $75,150 (the "Purchase Price").

     The initial Underwriter's Warrant provided for demand registration rights for the majority (50.1%) of the holders of the Company's securities underlying the Underwriter's Warrant. May had indicated its desire to exercise the demand registration rights. The Registrant reviewed the situation and determined that to file a new registration statement or post-effective amendment to its registration statement, the cost to the Registrant would far exceed the Purchase Price. May was issued a new Underwriter's Warrant for 60,000 Warrants exercisable into 60,000 Shares of the Company's Common Stock at $8.25 per share with "piggy-back" registration rights.


                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EURO TECH HOLDINGS COMPANY LIMITED



                                        By:  /s/ T.C. Leung
                                             ------------------------------
                                             T.C. Leung, Chairman and
                                             Chief Executive Officer

Dated:  October 26, 1998